CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 13, 2012